                                                                   EXHIBIT 99.d2

                        INVESTMENT SUBADVISORY AGREEMENT

     THIS INVESTMENT  SUBADVISORY  AGREEMENT  ("Agreement") is made effective as
12:04 a.m. eastern  standard time of the 1st day of January,  2005, by and among
AMERICAN  CENTURY  STRATEGIC  ASSET  ALLOCATIONS,  INC. (the  "Corporation"),  a
Maryland corporation,  AMERICAN CENTURY INVESTMENT MANAGEMENT,  INC. ("ACIM"), a
Delaware corporation,  and AMERICAN CENTURY GLOBAL INVESTMENT  MANAGEMENT,  INC.
(the "Subadvisor"), a Delaware corporation.

                                   WITNESSETH:

     WHEREAS,  the  Corporation  is an open-end  management  investment  company registered  with the  Securities  and Exchange  Commission  under the Investment
Company Act of 1940, as amended; and

     WHEREAS,  ACIM and Subadvisor are both investment  advisors registered with the Securities  and Exchange  Commission  under the  Investment  Advisers Act of
1940, as amended; and

     WHEREAS,  the  Corporation  has  engaged  ACIM to serve  as the  investment manager for the Strategic  Allocation:  Conservative Fund, Strategic Allocation:
Moderate Fund, and Strategic  Allocation:  Aggressive  Fund  (collectively,  the
"Strategic  Allocation  Funds")  pursuant to that certain  Management  Agreement between the  Corporation  and ACIM dated  September  30,  2004 (the  "Management
Agreement"); and

     WHEREAS, ACIM, as part of a corporate  restructuring (the "Restructuring"), formed Subadvisor as its wholly-owned subsidiary on January 1, 2005; and

     WHEREAS,  the investment  management  personnel who managed that portion of the assets the  Strategic  Allocation  Funds  that will be  invested  in foreign equity securities (the "Foreign Portion") prior to the Restructuring will become employees of  Subadvisor  on the effective  date of the  Restructuring  and will continue  to  provide  those  advisory  services  immediately  to the  Strategic
Allocation Funds after the Restructuring; and

     WHEREAS,  the  Corporation  and ACIM now desire to engage  Subadvisor  as a subadvisor  for the  Foreign  Portion,  and  Subadvisor  desires to accept  such engagement; and

     WHEREAS,  the Boards of Directors of the  Corporation,  ACIM and Subadvisor
have determined that it is advisable to enter into this Agreement.

     NOW,  THEREFORE,  in consideration of the premises and of the covenants and agreements  hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1.  INVESTMENT  DESCRIPTION  -  APPOINTMENT.  Corporation  hereby  appoints
Subadvisor to provide  certain  advisory  services to the  Strategic  Allocation
Funds  in  accordance  with  the  Strategic  Allocation  Funds'  Prospectus  and
Statement  of  Additional  Information  as in effect and as amended from time to time,  in such  manner  and to such  extent as may be  approved  by the Board of
Directors of Corporation. Corporation agrees to provide Subadvisor copies of all amendments  to the  Strategic  Allocation  Funds'  Prospectus  and  Statement of
Additional  Information  on an ongoing  basis.  Subadvisor  hereby  accepts  the appointment and agrees to furnish the services described herein.

     2. SERVICES AS INVESTMENT SUBADVISOR.

     (a)  Subject  to the  general  supervision  of the  Board of  Directors  of
Corporation,  and of  ACIM,  Subadvisor  will  (i) act in  conformity  with  the
Strategic Allocation Funds' Prospectus and Statement of Additional  Information,
the Investment  Company Act of 1940,  the  Investment  Advisers Act of 1940, the
Internal  Revenue  Code and all other  applicable  federal  and  state  laws and regulations,  as the same may from time to time be amended; (ii) make investment decisions  regarding the Foreign  Portion of the Strategic  Allocation  Funds in
accordance  with  the  Strategic  Allocation  Funds'  investment  objective  and policies as stated in the Strategic  Allocation  Funds' Prospectus and Statement
of Additional Information and with such written guidelines as ACIM may from time to time provide to Subadvisor; (iii) place purchase and sale orders on behalf of the Strategic Allocation Funds; and (iv) maintain books and records with respect to the securities transactions of the Strategic Allocation Funds and furnish the
Corporation's  Board of Directors such periodic,  regular and special reports as the Board may request.

     (b) In providing  those  services,  Subadvisor will supervise the Strategic
Allocation Funds' Foreign Portion and conduct a continual program of investment, evaluation and, if appropriate,  sale and reinvestment of the Foreign Portion of the Strategic Allocation Funds' assets. In addition, Subadvisor will furnish the
Corporation  or ACIM  whatever  information,  including  statistical  data,  the
Corporation or ACIM may reasonably  request with respect to the instruments that the Strategic Allocation Funds may hold or contemplate purchasing.

     (c)  Subadvisor  will at all times comply with the policies  adopted by the
Corporation's  Board of Directors of which it has received  written  notice.  If
Subadvisor believes that a change in any of such policies shall be advisable, it shall  recommend  such  change  to  ACIM  and  the  Board  of  Directors  of the
Corporation.  Any change to any such policies whether suggested by Subadvisor or not shall be  approved  by the  Corporation's  Board of  Directors  prior to the implementation of such change, and Subadvisor will be given reasonable notice of the anticipated change.

     3. BROKERAGE.

     (a) In  executing  transactions  for the  Strategic  Allocation  Funds  and selecting brokers or dealers,  Subadvisor will seek to obtain the best net price and  execution  available  and shall execute or direct the execution of all such transactions  as  permitted by law and in a manner that is  consistent  with its fiduciary  obligations to the Strategic  Allocation Funds and its other clients.

In  assessing  the best net  price and  execution  available  for any  Strategic
Allocation  Funds  transaction,  Subadvisor  will  consider all factors it deems relevant  including,  but not limited to, breadth of the market in the security, the price of the security,  the financial condition and execution  capability of the broker or dealer and the  reasonableness  of any commission for the specific transaction and on a continuing basis. Consistent with this obligation, when the execution  and  net  price  offered  by two  or  more  brokers  or  dealers  are comparable, Subadvisor may, at its discretion, execute transactions with brokers and dealers who provide the  Strategic  Allocation  Funds and/or other  accounts over which Subadvisor exercises  investment  discretion with research advice and other services, but in all instances best net price and execution shall control.
Subadvisor  is  authorized  to place  purchase and sale orders for the Strategic
Allocation  Funds with brokers and/or dealers subject to the supervision of ACIM and the  Board  of  Directors  of the  Corporation  and in  accordance  with the limitations set forth in the registration statement for the Strategic Allocation
Funds shares then in effect.

     (b) On occasions when  Subadvisor  deems the purchase or sale of a security to be in the best interest of the Strategic  Allocation  Funds as well as one or more of its other clients,  Subadvisor may to the extent permitted by applicable law, but shall not be  obligated  to,  aggregate  the  securities  to be sold or purchased  with those of its other  clients.  In such event,  allocation  of the securities  so  purchased  or sold  will be made by  Subadvisor  in a manner  it considers to be equitable and consistent  with its fiduciary  obligations to the
Corporation and to such other clients. The Corporation  recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Strategic Allocation Funds.

     4. INFORMATION PROVIDED TO CORPORATION.

     (a) Subadvisor  will keep the Corporation and ACIM informed of developments materially  affecting the Foreign Portion of the Strategic  Allocation Funds and
will take  initiative to furnish the  Corporation and ACIM on at least quarterly basis with whatever  information  Subadvisor and ACIM believe is appropriate for
this  purpose.   Such  regular  quarterly  reports  shall  include   information
reasonably requested by the Corporation's Board of Directors from time to time.

     (b) Subadvisor  will provide the  Corporation and ACIM with such investment records, ledgers,  accounting and statistical data, and other information as the
Corporation  and ACIM require for the  preparation of  registration  statements, periodic  and other  reports and other  documents  required by federal and state laws and  regulations,  and  particularly  as may be required  for the  periodic review, renewal, amendment or termination of this Agreement, and such additional documents and information as the Corporation and ACIM may reasonably request for the  management  of their  affairs.  Subadvisor  understands  that the Strategic
Allocation  Funds and ACIM will rely on such  information in the  preparation of the  Corporation's  registration  statement,  the  Strategic  Allocation  Funds'
financial  statements,  and any such reports, and hereby covenants that any such information derived from the investment records,  ledgers and accounting records maintained by Subadvisor shall be true and complete in all material respects.

     (c)  At  the  request  of the  Board  of  Directors,  a  representative  of
Subadvisor   shall  attend  meetings  of  the  Board  of  Directors  to  make  a presentation  on the  Strategic  Allocation  Funds'  performance  and such other matters as the Board of Directors, Subadvisor and ACIM believe is appropriate.

     (d) Subadvisor  shall furnish to regulatory  authorities any information or reports  in  connection  with  such  services  as  may  be  lawfully  requested.
Subadvisor   shall  also,  at  the   Corporation's   request,   certify  to  the
Corporation's independent auditors that sales or purchases aggregated with those of other clients of Subadvisor,  as described in Section 3 above, were allocated in a manner it considers to be equitable.

     (e) In compliance  with the  requirements  of the  Investment  Company Act,
Subadvisor  hereby  agrees that all records that it maintains  for the Strategic
Allocation  Funds are the  property of the  Corporation  and  further  agrees to surrender to the Corporation promptly upon the Corporation's request any of such records.  In addition,  Subadvisor  agrees to cooperate with the Corporation and
ACIM when either of them is being  examined by any regulatory  authorities,  and specifically  agrees to promptly comply with any request by such  authorities to provide  information or records.  Subadvisor  further agrees to preserve for the periods  of time  prescribed  by the  Investment  Company  Act of  1940  and the
Investment   Advisers  Act  of  1940  the  records  required  to  be  maintained thereunder.

     (f) ACGIM will be  responsible  for voting all of the Strategic  Allocation
Funds' investment securities.

     5. FUTURES AND OPTIONS. Subadvisor's investment authority shall include the authority to purchase,  sell,  cover open  positions,  and  generally to deal in financial  futures  contracts and options thereon.  Subadvisor will (a) open and maintain  brokerage  accounts for financial  futures and options (such  accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the  Strategic  Allocation  Funds,  and (b)  execute,  for and on  behalf of the
Brokerage  Accounts,  standard  customer  agreements  with a broker or  brokers.
Subadvisor may, using such of the securities and other property in the Brokerage
Accounts as Subadvisor  deems  necessary or  desirable,  direct the custodian to deposit on behalf of the Strategic  Allocation  Funds,  original and maintenance brokerage  deposits and other direct  payments of cash,  cash  equivalents,  and securities and other  property into such Brokerage  Accounts and to such brokers as Subadvisor deems appropriate.  The Strategic  Allocation Funds represents and warrants that it is a "qualified eligible client" within the meaning of the CFTC
Regulations Section 4.7 and, as such, consents to treat the Strategic Allocation
Funds in accordance  with the exemption  contained in CFTC  Regulations  Section
4.7(b).

     PURSUANT TO AN EXEMPTION  FROM THE  COMMODITY  FUTURES  TRADING  COMMISSION
("CFTC")  IN  CONNECTION  WITH  ACCOUNTS OF  QUALIFIED  ELIGIBLE  CLIENTS,  THIS
DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN,  FILED WITH THE CFTC. THE CFTC
DOES NOT PASS UPON THE MERITS OF  PARTICIPATING IN A TRADING PROGRAM OR UPON THE
ADEQUACY OR ACCURACY OF THE COMMODITY TRADING ADVISOR DISCLOSURE.

CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS
DOCUMENT.

     6.  CONFIDENTIALITY.  The parties to this  Agreement  agree that each shall treat  as  confidential  all  information  provided  by a  party  to the  others regarding such party's business and operations, including without limitation the investment activities,  holdings, or identities of shareholders of the Strategic
Allocation Funds. All confidential  information provided by a party hereto shall be used by any  other  parties  hereto  solely  for the  purposes  of  rendering services  pursuant to this Agreement and,  except as may be required in carrying out the terms of this  Agreement,  shall  not be  disclosed  to any third  party without the prior consent of such providing  party.  The foregoing  shall not be applicable to any information that is publicly  available when provided or which thereafter  becomes  publicly  available  other  than in  contravention  of this paragraph.  The  foregoing  also  shall  not apply to any  information  which is required  to be  disclosed  by  any  regulatory  authority  in  the  lawful  and appropriate  exercise of its  jurisdiction  over a party,  by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation;  provided,  however,  that the disclosing party shall provide reasonable notice to the other parties hereto prior to any such disclosure.

     7. LIABILITY AND INDEMNIFICATION.

     (a) Subadvisor  shall be responsible for the exercise of reasonable care in
carrying  out  its  responsibilities  hereunder;   provided,  however,  that  no
provision of this  Agreement  be  construed  to protect any  trustee,  director, officer,  agent or employee of  Subadvisor  or an  affiliate  from  liability by reason of gross negligence, willful malfeasance, bad faith in the performance of such person's duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  Notwithstanding any other provision of this Agreement, no party shall be liable for any  actions or  omissions  taken or made  pursuant to this Agreement  unless such actions or omissions  result from gross  negligence, willful  malfeasance,  or bad faith in the performance of such party's duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) ACIM agrees to indemnify and hold harmless Subadvisor and its officers, directors,  employees,  agents, affiliates and each person, if any, who controls
Subadvisor within the meaning of the Securities Act of 1933  (collectively,  the
"Indemnified  Parties" for purposes of this  Section  7(b))  against any losses, claims,  expenses,  damages or liabilities (including amounts paid in settlement
thereof)  or  litigation   expenses   (including   legal  and  other   expenses)
(collectively,  "Losses"),  to which the Indemnified Parties may become subject, insofar as such Losses result from gross negligence,  willful malfeasance or bad faith in the  performance by the  Corporation  or ACIM of its respective  duties hereunder or reckless  disregard by the  Corporation  or ACIM of its  respective duties  hereunder.  ACIM will reimburse any legal or other  expenses  reasonably incurred  by  the  Indemnified  Parties  in  connection  with  investigating  or defending  any  such  Losses.  ACIM  shall  not be  liable  for  indemnification hereunder  if such  Losses are  attributable  to the gross  negligence,  willful malfeasance or bad faith of Subadvisor in performing its obligations  under this
Agreement.  ACIM shall not be liable for special,  consequential  or  incidental damages.

     (c)  Subadvisor  agrees  to  indemnify  and  hold  harmless  ACIM  and  the
Corporation,  and  their  respective  officers,  directors,  employees,  agents, affiliates and each person, if any, who controls ACIM or the Corporation  within the  meaning  of the  Securities  Act of 1933  (collectively,  the  "Indemnified
Parties"  for  purposes of this  Section  7(c))  against any Losses to which the
Indemnified Parties may become subject, insofar as such Losses result from gross negligence,  willful  malfeasance,  or bad faith in performance by Subadvisor or its affiliates of their duties hereunder or reckless  disregard by Subadvisor or its affiliates of their duties hereunder. Subadvisor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating  or defending any such Losses.  Subadvisor shall not be liable for
indemnification   hereunder  if  such  Losses  are  attributable  to  the  gross negligence,  willful  malfeasance  or bad  faith of ACIM or the  Corporation  in performing  their  obligations  under this  Agreement.  Subadvisor  shall not be liable for special, consequential or incidental damages.

     (d) Promptly after receipt by an indemnified  party  hereunder of notice of the commencement of action,  such indemnified  party will, if a claim in respect thereof is to be made  against  the  indemnifying  party  hereunder,  notify the indemnifying  party of the commencement  thereof;  but the omission so to notify the indemnifying  party will not relieve it from any liability which it may have to any  indemnified  party  otherwise  than under this  Section 7, except to the extent the indemnifying  party shall have been prejudiced  thereby.  In case any such  action is brought  against any  indemnified  party,  and it  notifies  the indemnifying party of the commencement  thereof,  the indemnifying party will be entitled to  participate  therein and, to the extent that it may wish to, assume the defense thereof,  with counsel  satisfactory to such indemnified  party, and after  notice  from  the  indemnifying  party to such  indemnified  party of its election  to assume the  defense  thereof,  the  indemnifying  party will not be liable to such  indemnified  party  under this  Section 7 for any legal or other expenses  subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (e) If the indemnifying  party assumes the defense of any such action,  the indemnifying  party  shall  not,  without  the  prior  written  consent  of  the indemnified  parties in such action,  settle or compromise  the liability of the indemnified  parties in such action, or permit a default or consent to the entry of any judgment in respect  thereof,  unless in connection with such settlement, compromise or consent,  each  indemnified  party  receives from such claimant an unconditional release from all liability in respect of such claim.

     8.   COMPENSATION.

     (a) In consideration of the services  rendered  pursuant to this Agreement,
ACGIM will pay Subadvisor a per annum management fee (the  "Applicable  Fee") as set forth on SCHEDULE A.

     (b) On the first business day of each month,  ACIM shall pay Subadvisor the
Applicable Fee for the previous  month.  The fee for the previous month shall be calculated by multiplying the Applicable Fee for the Strategic  Allocation Funds
by the Foreign  Portion of the aggregate  average daily closing value of the net assets of all classes of the  Strategic  Allocation  Funds  during the  previous month,  and further  multiplying  that product by a fraction,  the numerator  of which shall be the number of days in the previous  month,  and the denominator of which shall be 365 (366 in leap years).

     (c) In the  event  that the Board of  Directors  of the  Corporation  shall determine to issue any additional series of shares for which it is proposed that
Subadvisor serve as investment  manager,  and for which Subadvisor desires to so serve, the Corporation, ACIM and Subadvisor shall enter into an Addendum to this
Agreement setting forth the name of the series,  the Applicable Fee, if any, and such other terms and  conditions  as are  applicable  to the  management of such series of shares.

     (d) Subadvisor shall have no right to obtain compensation directly from the
Strategic  Allocation Funds or the Corporation for services  provided  hereunder and agrees to look solely to ACIM for payment of fees due. Upon  termination  of this Agreement  before the end of a month, or in the event the Agreement  begins after the  beginning  of the  month,  the fee for that month  shall be  prorated according to the  proportion  that such period bears to the full monthly  period and shall be payable upon the date of termination of this Agreement.

     9. EXPENSES.  Subadvisor  will bear all of its expenses in connection  with the performance of its services under this  Agreement,  which expenses shall not include  brokerage  fees or  commissions  in  connection  with the  execution of securities transactions.

     10.  SERVICES TO OTHER COMPANIES OR ACCOUNTS.  The Corporation  understands that  Subadvisor  or  its  affiliates  now  acts  and  will  continue  to act as investment  advisor to other  clients and the  Corporation  has no  objection to
Subadvisor so acting. In addition, the Corporation  understands that the persons employed by  Subadvisor  to assist in the  performance  of  Subadvisor's  duties hereunder will not devote their full time to such service and nothing  contained herein  shall be deemed to limit or  restrict  the  right of  Subadvisor  or any affiliate  of  Subadvisor  to engage in and devote time and  attention  to other business or to render services of whatever kind or nature. Further, from time to time,  Subadvisor  may refer or introduce  certain  institutional  investors and existing  clients of  Subadvisor  and its  affiliates  to the  Corporation.  The
Corporation understands that nothing herein shall be deemed to limit or restrict the right of Subadvisor,  in the event  Subadvisor's  clients purchase shares of the Corporation,  to subsequently  suggest or induce such clients to redeem such shares and open a separate advisory account with Subadvisor.

     11. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall  continue  until January 1, 2006 and thereafter so long as such  continuance is specifically  approved at least annually by (i) the
Board of Directors of the Corporation or (ii) a vote of a majority of the Fund's outstanding voting securities,  provided that in either event the continuance is also  approved by a majority of the Board of  Directors  who are not  interested persons  (as  defined  in the  Investment  Company  Act)  of any  party  to this
Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  This  Agreement is  terminable  without  penalty on 60 days'  written notice by (i) the Board of Directors of the Corporation, (ii) by vote of holders of a majority of the Strategic  Allocation Funds' shares, (iii) by ACIM, or (iv)
by Subadvisor,  and will  terminate  automatically  upon any  termination of the investment  management  agreement  between the  Corporation  and ACIM.  This
Agreement  will  terminate   automatically  in  the  event  of  its  assignment.
Subadvisor  agrees to notify the  Corporation  of any  circumstances  that might result in this Agreement being deemed to be assigned.

     12. REPRESENTATIONS OF ACIM, SUBADVISOR AND CORPORATION.

     (a) ACIM and Subadvisor each hereby  represents that it is registered as an investment  advisor under the Investment  Advisers Act of 1940, that it will use its  reasonable  best efforts to maintain  such  registration,  and that it will promptly notify the other if it ceases to be so registered,  if its registration is suspended for any reason, or if it is notified by any regulatory organization
or  court  of  competent   jurisdiction  that  it  should  show  cause  why  its
registration  should not be suspended or terminated.  ACIM and  Subadvisor  each further  represents that it is registered under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

     (b) The Corporation and ACIM represent and warrant that (i) the appointment of Subadvisor has been duly authorized; and (ii) each of them has full power and authority  to execute and deliver  this  Agreement  and to perform the  services contemplated  hereunder,  and such execution,  delivery and performance will not cause either to be in violation of its Articles of Incorporation, Bylaws, or any material laws.

     (c)  Subadvisor  represents and warrants that (i) its service as subadvisor hereunder  has been duly  authorized;  (ii) it has full power and  authority  to execute and deliver  this  Agreement  and to perform the  services  contemplated hereunder, and such execution,  delivery and performance will not cause it to be in violation of its organizational documents, its Bylaws or material laws; (iii)
it  will  at  all  times  in the  performance  of its  duties  hereunder  act in conformity  with the  provisions  of the  Investment  Company  Act of 1940,  the
Investment  Advisers  Act of 1940,  the  Internal  Revenue  Code  and all  other applicable  federal and state laws and  regulations,  as the same may be amended from  time to time;  and  (iv) it has all  controls  necessary  to  perform  its obligations under and comply with the  representations and warranties it made in this Agreement.

     13.  AMENDMENT OF THIS  AGREEMENT.  No provision of this  Agreement  may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought.

     14. LIMITATION OF LIABILITY.  This Agreement has been executed on behalf of the  Corporation by the  undersigned  officer of the  Corporation  solely in his capacity as an officer of the Corporation.

     15. ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  agreement between the parties hereto on the subject matter described herein.

     16.  INDEPENDENT  CONTRACTOR.  In the performance of its duties  hereunder,
Subadvisor  is and shall be an  independent  contractor  and,  unless  otherwise expressly  provided  or  authorized,  shall  have  no  authority  to act  for or represent  the  Corporation  or ACIM in any way, or otherwise be deemed to be an agent of the Corporation or ACIM.

     17. SEVERABILITY.  If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

     18. NOTICES. All notices and other communications  hereunder shall be given or  made in  writing  and  shall  be  delivered  personally,  or sent by  telex, telecopy,  express  delivery or registered or certified mail,  postage  prepaid, return receipt  requested,  to the party or parties to whom they are directed at each party's address of record. Any notice,  demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed by their  officers  designated  below on the day and year first written above.

"CORPORATION"                             "ACIM"

AMERICAN CENTURY STRATEGIC                AMERICAN CENTURY
ASSET ALLOCATIONS, INC.                   INVESTMENT MANAGEMENT, INC.

By:  /s/ Maryanne L. Roepke               By:  /s/ Jon W. Zindel
     --------------------------------          ---------------------------------
     Name:   Maryanne L. Roepke                Name:  Jon W. Zindel
     Title:  Senior Vice President             Title: Vice President

                                          "SUBADVISOR"

                                          AMERICAN CENTURY GLOBAL
                                          INVESTMENT MANAGEMENT, INC.

                                          By:   /s/ Jon W. Zindel
                                                --------------------------------
                                                Name:  Jon W. Zindel
                                                Title: Vice President

                                                                      SCHEDULE A
                                      (INVESTMENT SUBADVISORY AGREEMENT - ACSAA,
                                                           DATED JANUARY 1, 2005)

MANAGEMENT OF FOREIGN PORTION OF STRATEGIC ALLOCATION FUNDS
----------------------------------------------- --------------------------------
NAME OF SERIES                                            APPLICABLE FEE
----------------------------------------------- --------------------------------

Strategic Allocation: Conservative              First $100 MM .............0.90%

                                                $100 - 250 MM  ............0.80%

                                                $250 MM - 500 MM...........0.75%

                                                > $500 MM .................0.70%
----------------------------------------------- --------------------------------

Strategic Allocation: Moderate                  First $100 MM .............0.90%

                                                $100 - 250 MM  ............0.80%

                                                $250 MM - 500 MM...........0.75%

                                                > $500 MM .................0.70%
----------------------------------------------- --------------------------------

Strategic Allocation: Aggressive                First $100 MM .............0.90%

                                                $100 - 250 MM  ............0.80%

                                                $250 MM - 500 MM...........0.75%

                                                > $500 MM .................0.70%
----------------------------------------------- --------------------------------